UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

CAPITAL TRUST HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, Maryland  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

FIRST MARINER BANCORP
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

    Effective June 17, 2014, First Mariner Bancorp changed its name to “Capital Trust Holdings, Inc.” (the “Company”).

    On June 17, 2014, the Company completed the sale of its wholly owned subsidiary, 1st Mariner Bank (the “Bank”), which was accomplished by the merger of RKJS Bank, a Maryland trust company, with and into the Bank.

    Upon the closing of the merger transaction the Company received $18,725,949 in proceeds, which will be utilized to satisfy administrative costs and expenses of the Company and to fund distributions to the Company’s creditors and other stakeholders in accordance with  a chapter 11 plan of liquidation, which plan of liquidation will be proposed by the Company and will be subject to Bankruptcy Court approval.  The Company does not anticipate that any proceeds will be available to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST HOLDINGS, INC.

Date: June 23, 2014	By:	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer